News Release


St. Paul Travelers Estimates Hurricane Charley Losses

SAINT PAUL, Minn.--(BUSINESS WIRE)--September 1, 2004 - The St. Paul Travelers Companies, Inc. (NYSE: STA) announced today that it estimates losses from Hurricane Charley to be approximately $140 million, after tax and reinsurance, attributable to the company's reportable business segments as follows:

     o Commercial, approximately $79 million;
     o Specialty, approximately $35 million; and
     o Personal, approximately $26 million.

     "St. Paul Travelers and First Floridian professionals are working proactively with our customers to help them recover from the hurricane as quickly as possible," said Brian MacLean, executive vice president, Claim Services. "We understand that this is a challenging time for agents and policyholders, and I commend our team for making the process as smooth as possible."

     St. Paul Travelers is a leading provider of insurance and asset management services. For more information, visit www.stpaultravelers.com.

Forward-Looking Statements

Within the meaning of the Private Securities Litigation Reform Act of 1995, all statements in this press release other than statements of historical facts are "forward-looking statements" that may involve risks and uncertainties. Actual results of matters addressed in these forward-looking statements may differ substantially from those expressed or implied. For a discussion of factors that could cause actual results to differ, please see the comments under the heading `Forward-Looking Statements' in the company's most recent quarterly report on Form 10-Q with the Securities and Exchange Commission.


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Contact:  The St. Paul Travelers Companies, Inc., Saint Paul

Media:
Shane Boyd, 651-310-3486
Marlene Ibsen, 860-277-9039
or
Institutional Investors:
Maria Olivo, 860-277-8330
Chuck Chamberlain, 860-954-3134
or
Individual Investors:
Marc Parr, 860-277-0779

Source:  The St. Paul Travelers Companies, Inc.